EXHIBIT 99.1

Berkshire Hills Bancorp Announces Mortgage Professional Ellen Steinfeld
Hired as Executive Vice President, Head of Consumer Lending & Payments

BOSTON – September 9, 2021 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, announced that the Bank has hired Ellen Steinfeld as EVP, Head of Consumer Lending and Payments.

"Ellen is a dynamic and visionary leader with an outstanding record for change management, which is a great match for Berkshire’s Exciting Strategic Transformation (BEST) plan," said Nitin Mhatre, CEO of Berkshire Bank. "Her extensive experience will assist in deepening the Bank’s commitment to our Consumer Lending and Payments business and, specifically, to growing our home financing operation throughout our New England and Eastern New York footprint."

Ellen Steinfeld has a long and accomplished history in the mortgage industry and as an executive with strong leadership and management experience in the mortgage banking and consumer financial services industries. Ellen will be responsible for all of the Mortgage Banking sales and operations, Home Equity, Consumer Lending and Payments areas at Berkshire Bank. Ms. Steinfeld will report directly to CEO Nitin Mhatre.

“This is an exciting time to be joining Berkshire Bank as we are building our mortgage and consumer lending suite of products to deliver the best financial solutions to our customers. We are committed to serving our customers and communities throughout the bank footprint," Steinfeld said.

Before joining Berkshire Bank, Steinfeld was President of Innovative Lending Strategic Solutions LLC. Before her consulting role, she was Managing Director and US Consumer Lending Executive for TIAA-CREF. She was responsible for managing Mortgage Lending, Small Business Lending, and all Consumer Lending products, including the strategic design, development, execution, and ongoing management and optimization of lending. She has also held management positions at Hudson City Savings, Citizens Bank, RBC Wealth Management, and E*TRADE Financial. Ellen is a graduate of the State University of New York at Albany and a member of the Mortgage Action Alliance.

ABOUT BERKSHIRE HILLS BANCORP

Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly, and digitally to empower the financial potential of people, families, and businesses in its communities as it pursues its vision of being the leading socially responsible omni-channel community bank in the markets it serves. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services. Headquartered in Boston, Berkshire has approximately $11.7 billion in assets and operates 107 branch offices in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

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CONTACTS
Investor Relations Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973

Media Contact:
Gary Levante, SVP, Corporate Responsibility & Culture
Email: glevante@berkshirebank.com
Tel: (413) 447-1737